EXHIBIT 10.31

ASSIGNMENT OF LEASE

PNC Bank, National Association, Trustee of the Trager Family Irrevocable Trust u/a dated December 23, 1985, located at 601 West Main Street, Louisville, Kentucky, 40202 (“Assignor”) hereby assigns to Makbe, LLC, a Kentucky limited liability company, located at 601 West Market Street, Louisville, Kentucky, 40202 (“Assignee”), that certain lease previously assigned to Assignor by Teeco, LLC, as Landlord therein, to Republic Bank & Trust Company, as Tenant, dated October 1, 2006, as thereafter amended, covering premises commonly known as the 1st, 2nd, 3rd, 5th, and 6th  floors of the Republic Corporate Center, located at 601 West Market Street, Louisville, Kentucky 40202, together with the premises therein described with the appurtenances.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from June 29, 2016, forward and including all extensions or renewals and all rents, additional rents and other amounts which are now or may hereafter become due and owing.

Assignee hereby accepts this assignment and all of the obligations thereunder.

[signature page to follow]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date set forth above, but actually on the dates set forth below.

ASSIGNOR:

PNC BANK, NATIONAL ASSOCIATION,

TRUSTEE OF THE TRAGER FAMILY

IRREVOCABLE TRUST U/A/D DECEMBER 23, 1985

By:/s/ Robyn Cole

Name:Robyn Cole

Title:V.P. & Sr. Fiduciary Advisor

Date:10/3/2016

ASSIGNEE:

MAKBE, LLC,

A Kentucky limited liability company

By:/s/ Steven E. Trager

Name: Steven E. Trager

Title:  Manager

Date:6/30/2016